Exhibit 17(d)

RMR ASIA PACIFIC REAL ESTATE FUND

For the Special Meeting of Shareholders

To be held on [             ], 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of RMR Asia Pacific Real Estate Fund (“RAP”), a Delaware statutory trust, hereby appoints Adam D. Portnoy and Jennifer B. Clark, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the special meeting of shareholders of RAP to be held on [         ], 2011, at 9:30 a.m., Eastern time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.  The undersigned acknowledges receipt of the notice of the special meeting of shareholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF.  THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

☒	Please mark vote as in this example.

RMR ASIA PACIFIC REAL ESTATE FUND

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR”
PROPOSALS 1, 2 AND 3, LISTED BELOW

	FOR	AGAINST	ABSTAIN

Proposal 1 (Common Shares):

To approve the issuance of common shares of RMR Asia Pacific Real Estate Fund (“RAP”) in connection with an Agreement and Plan of Reorganization providing for the Reorganization of RMR Real Estate Income Fund with and into RAP.

	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Proposal 2 (Common Shares): To approve changes to the fundamental investment objectives and restrictions of RAP.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Proposal 3 (Common Shares): To approve an amended and restated investment advisory contract between RAP and RMR Advisors, Inc.	☐	☐	☐

In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the meeting.

Please be sure to sign and date this Proxy.

Date:	, 2011

Signature

Signature (if jointly held)

Title

NOTE: Please sign exactly as your name(s) appear(s) on this proxy. Each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.